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                                                                   EXHIBIT 99.B2

                          OVERLAND EXPRESS FUNDS, INC.

                                    BY-LAWS

                                   ARTICLE I.

                            Stockholders' Meetings.

    SECTION 1. Place of Holding Meetings. Each meeting of stockholders shall be held at such place within or without the State of Maryland as the Board of Directors may determine.

    SECTION 2. Annual Meetings. An annual meeting of the stockholders for the election of directors and the transaction of any other business within the power of the Corporation that may come before the meeting shall be held during the 30-day period commencing April 1 of each year on such day and at such hour as may be fixed by the Board of Directors. Any business of the Corporation may be transacted at an annual meeting without being specially designated in the notice, except as otherwise specifically required by law.

    SECTION 3. Special Meetings. Special meetings of the stockholders for any purpose or purposes may be called by the Chairman of the Board, the President, the Board of Directors or a majority of the Executive Committee and shall be called by the Secretary upon the written request of the holders of shares entitled to not less than twenty-five percent of all the votes entitled to be cast at such meeting. Such request shall state the purpose or purposes of such meeting and the matters proposed to be acted on thereat. The Secretary shall inform such stockholders of the reasonably estimated cost of preparing and mailing such notice of meeting, and upon payment to the Corporation of such costs the Secretary shall give notice stating the purposes or purposes of the meeting, as required in this Article and by law, to all stockholders entitled to notice of such meeting. No special meeting need be called upon the request of the holders of shares entitled to cast less than a majority of all votes entitled to be cast at such meeting, or to consider any matter which is substantially the same as a matter voted upon at any special meeting of stockholders held during the preceding twelve months.

    SECTION 4. Notice of Stockholders' Meetings. Not less than ten days nor more than ninety days before the date of every stockholders' meeting, the Secretary shall give to each stockholder entitled to vote at or to notice of such meeting, written or printed notice stating the time and place of the meeting and, in the case of a special meeting, the purpose or purposes for which the meeting is called, either by mail or by presenting it to him personally or by leaving it at his residence or usual place of business. If mailed, such notice shall be deemed to be given when deposited in the United States mail addressed to the stockholder at his post office address as it appears on the records of the Corporation, with postage thereon prepaid.

    SECTION 5. Voting. All elections shall be had and all questions decided by a majority of the votes cast, without regard to class, at a duly constituted meeting, except as otherwise provided by law or by the Articles of Incorporation or by these By-Laws and except that with respect to a question as to which the holders of shares of any class or classes are entitled or required to vote as a separate class or a combined class, as the case may be, such question shall be decided as to such separate class or such combined class, as the case may be, by a majority of the votes cast by shares of such separate class or such combined class, as the case may be.




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    With respect to all shares having voting rights (a) a stockholder may vote the shares owned of record by him either in person or by proxy executed in writing by the stockholder or by his duly authorized attorney-in-fact, provided that no proxy shall be valid after eleven months from its date unless otherwise provided in the proxy and (b) in all elections for directors every stockholder shall have the right to vote, in person or by proxy, the shares owned of record by him, for as many persons as there are directors to be elected and for whose election he has a right to vote.

    SECTION 6. Conduct of Stockholders' Meetings. Each meeting of stockholders shall be presided over by the Chairman of the Board, or if he is not present, by the President or any Vice-President, or, if none of the foregoing is present, by a Chairman to be elected at the meeting. The Secretary of the Corporation, or if he is not present, an Assistant Secretary, or if neither is present, a secretary to be appointed by the chairman of the meeting, shall act as secretary of the meeting.

                                  ARTICLE II.

                              Board of Directors.

    SECTION 1. Number; Term. The business and affairs of the Corporation shall be managed under the direction of a Board of eight members, but from time to time such number may be increased to not more than twenty-one or decreased to not less than three, by vote of a majority of the entire Board of Directors, provided that the tenure of office of a director shall not be affected by any decrease in the number of directors so made by the Board.

At each annual meeting of stockholders the stockholders shall elect directors to hold office until the next annual meeting and until their successors are elected and qualify, subject to the right of removal granted by law. Directors need not be stockholders.

    SECTION 2. Vacancies. Subject to Section 5 of this Article II, any vacancy occurring in the Board of Directors for any cause other than by reason of an increase in the number of directors may be filled by the vote of a majority of the remaining directors, although such majority is less than a quorum. Any vacancy occurring by reason of an increase in the number of directors may be filled by action of a majority of the entire Board of Directors. A director elected by the Board of Directors to fill a vacancy shall be elected to hold office until the next annual meeting of stockholders and until his successor is elected and qualifies.

    SECTION 3. Meetings. Meetings of the Board of Directors, regular or special, may be held at any place in or out of the State of Maryland as the Board may from time to time determine or as shall be specified or filed in the respective notice or waivers of notice thereof.

    Regular meetings of the Board shall be held at such time as the Board may from time to time determine. No notice need be given of regular meetings of the Board.

    Special meetings of the Board may be held at any time upon call of the Chairman of the Board, the President or a majority of the Directors. Written notice of the time and place of any special meeting shall be delivered or telegraphed to each Director not less than three days before the meeting. Such notice need not include a statement of the business to be transacted at, or the purpose of, such special meeting. A written waiver of notice, signed by the Director entitled to such notice and filed with the records of the meeting, whether before or after the holding thereof, or actual attendance at the meeting, shall be deemed equivalent to the giving of notice to such director.




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    At all meetings of the Board, one-third of the total number of directors, but not less than two directors, shall constitute a quorum for the transaction of business. If there be less than a quorum present at any meeting of the Board, a majority of those present may adjourn the meeting until a quorum shall have been obtained.

    The action of a majority of the directors present at a meeting at which a quorum is present shall be the action of the Board unless the concurrence of a greater proportion is required for such action by statute, the Articles of Incorporation or these By-Laws.

    SECTION 4. Audit Committee. The Board of Directors may by the affirmative vote of a majority of the entire Board appoint from its members an Audit Committee composed of two or more directors who are not "interested persons" (as defined in the Investment Company Act of 1940) of the Corporation, as the Board may from time to time determine. The Audit Committee shall (a) recommend independent public accountants for selection by the Board, (b) review the scope of audit, accounting and financial internal controls and the quality and adequacy of the Corporation's accounting staff with the independent public accountants and such other persons as may be deemed appropriate, (c) review with the accounting staff and the independent public accountants the compliance of transactions of the Corporation with Lazard Freres & Co. or any other manager of the affairs of the Corporation and with any affiliate of such firm or manager with the financial terms of applicable agreements, (d) review reports of the independent public accountants and comment to the Board when warranted, (e) report to the Board at least once each year and at such other times as the committee deems desirable, and (f) be directly available at all times to independent public accountants and responsible officers of the Corporation for consultation on audit, accounting and related financial matters.

    SECTION 5. Nominating Committee of Directors. The Board of Directors may by the affirmative vote of a majority of the entire Board appoint from its members a Director Nominating Committee composed of two or more directors. The Director Nominating Committee shall recommend to the Board a slate of persons to be nominated for election as directors by the stockholders at each annual meeting of stockholders and a person to be elected to fill any vacancy occurring for any reason in the Board. Notwithstanding anything in this
Section 5 to the contrary, so long as the Corporation has in effect one or more plans pursuant to Rule 12b-1 under the Investment Company Act of 1940 (the "Act"), the selection and nomination of those directors who are not "interested persons" (as defined in the Act) shall be committed to the discretion of such disinterested directors.

    SECTION 6. Executive Committee. The Board of Directors may appoint from its members an Executive Committee composed of those directors as the Board may from time to time determine, of which committee the Chairman of the Board shall be a member. In the intervals between meetings of the Board, the Executive Committee shall have the power of the Board to (a) determine the value of securities and assets owned by the Corporation, (b) elect or appoint officers of the Corporation to serve until the next meeting of the Board and (c) take such action as may be necessary to manage the portfolio security loan business of the Corporation.

    All action by the Executive Committee shall be recorded and reported to the Board at its meeting next succeeding such action.




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    SECTION 7.  Other Committees.  The Board of Directors may appoint from among its members other committees composed of two or more of its directors which shall have such powers as may be delegated or authorized by the resolution appointing them.

    SECTION 8. Committee Procedures. The Board of Directors may at any time change the members of any committee, fill vacancies or discharge any committee.

    In the absence of any member of any committee, the member or members thereof present at any meeting, whether or not they constitute a quorum, may unanimously appoint to act in the place of such absent member a member of the Board who, except in the case of the Executive Committee, is not an "interested person" of the Corporation as the Board may from time to time determine.

    Each committee may fix its own rules of procedure and may meet as and when provided by those rules.

    Two or more members of any committee shall constitute a quorum unless the Board shall otherwise provide.

    Copies of the minutes of all meetings of committees other than the Nominating Committee and the Executive Committee shall be distributed to the Board unless the Board shall otherwise provide.

    SECTION 9. Telephone Meetings. Members of the Board of Directors or a committee of the Board of Directors may participate in a meeting by means of a conference telephone or similar communications equipment if all persons participating in the meeting can hear each other at the same time. Participation in a meeting by these means constitutes presence in person at the meeting.

    SECTION 10. Action Without a Meeting. Any action required or permitted to be taken at any meeting of the Board of Directors or of any committee thereof may be taken without a meeting if a written consent to such action is signed by all members of the Board or of such committee, as the case may be, and such written consent is filed with the minutes of proceedings of the Board or committee.

    SECTION 11. Compensation of Directors. The Board of Directors shall have the authority to fix the compensation of directors for services in any capacity and to reimburse reasonable expenses incurred by the directors in connection with rendering those services.
                                  ARTICLE III.

                                   Officers.

    SECTION 1. Officers. As soon as practicable after each annual meeting of stockholders, the executive officers of the Corporation shall be elected by the Board of Directors and shall be a Chairman of the Board, who shall be the chief executive officer of the Corporation, a President, a Secretary and a Treasurer. The Chairman of the Board shall be selected from among the directors. The Board may also appoint one or more Vice Presidents, Assistant Secretaries, Assistant Treasurers and other officers, employees and agents as it may deem appropriate. Any two or more officers, except those of President and Vice-President, may be held by the same person but no




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person shall execute, acknowledge or verify any instrument in more than one capacity, if such instrument is required by law, the Articles of Incorporation or these By-Laws to be executed, acknowledged or verified by two or more officers.

    SECTION 2. Term. Officers shall serve for one year and until their successors are elected and shall qualify, but any officer may be removed (except as a director) by action of a majority of the entire Board of Directors whenever, in the judgment of the Board, the best interests of the Corporation will be served thereby, but such removal shall be without prejudice to the contractual rights, if any, of the person so removed. The Board of Directors may fill any vacancy which may occur in any office.

    SECTION 3. Authority and Duties. All officers and agents of the Corporation shall have such authority and perform such duties in the management of the property and affairs of the Corporation as generally pertain to their respective offices, as well as such authority and duties as may be determined by resolution of the Board of Directors.

    Without limiting the generality of the foregoing and subject to the provisions of the Articles of Incorporation of the Corporation and to the order of the Board of Directors, the Treasurer shall be the chief financial and accounting officer of the Corporation and as such shall receive, or cause to be received, and give, or cause to be given, receipts for all funds and securities paid or delivered to, or for the account of the Corporation; shall cause such funds and securities to be deposited for the account of the Corporation with such custodians as may be designated by the Board of Directors; shall pay or cause to be paid out of the funds of the Corporation all just debts of the Corporation upon their maturity; shall maintain, or cause to be maintained, accurate records of all receipts, disbursements, assets, liabilities and transactions of the Corporation; shall see that adequate audits thereof are regularly made; and shall, when required by the Board of Directors, render accurate statements of the condition of the Corporation.

    SECTION 4. Compensation of Officers. The Board of Directors may determine what, if any, compensation shall be paid to officers of the Corporation.

                                  ARTICLE IV.

                                Indemnification.

    SECTION 1. The Corporation shall indemnify any person who was or is a director, officer or employee of the Corporation to the maximum extent permitted by the Maryland General Corporation Law.

    SECTION 2. The Corporation may purchase and maintain insurance on behalf of any person who is or was a director or officer, employee or agent of the Corporation or who is or was serving at the request of the Corporation as a director, officer, agent or employee of another corporation, partnership, joint venture, trust or other enterprise against any liability asserted against him and incurred by him in any such capacity or arising out of his position, whether or not the Corporation would have power to indemnify him.

    SECTION 3. Notwithstanding anything in this Article IV to the contrary, nothing herein contained shall protect or purport to protect any director or officer of the Corporation against any liability to the Corporation or its security holders to which he would otherwise be subject by reason




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of willful misfeasance, bad faith, gross negligence or reckless disregard of the duties involved in the conduct of his office; and in the absence of a court determination that such director or officer is not liable or that such director or officer was not guilty of willful misfeasance, bad faith, gross negligence or reckless disregard of the duties involved in the conduct of his office, no indemnification will be permitted to such director or officer (either directly or through insurance provided by the Corporation) unless independent legal counsel determines, based on a review of the facts, that such person was not guilty of such willful misfeasance, bad faith, gross negligence or reckless disregard of the duties involved in the conduct of his office.

    SECTION 4. The rights of indemnification provided in this Article IV shall neither be exclusive of, nor be deemed in limitation of, any right to which any person may otherwise be entitled or permitted by contract or otherwise.

                                   ARTICLE V.

                                 Capital Stock.

    SECTION 1. Certificates of Stock. Each stockholder of a particular Class shall be entitled to a certificate or certificates which shall represent and certify the number of whole Shares of that Class of Stock owned by him in the Corporation. Each certificate shall be signed by the Chairman of the Board, President or a Vice-President and countersigned by the Secretary or an Assistant Secretary or the Treasurer or an Assistant Treasurer and shall be sealed with the corporate seal. The signatures may be either manual or facsimile signatures and the sea may be either facsimile or any other form of seal. In case any officer who has signed any certificate ceases to be an officer of the Corporation before the certificate is issued, the certificate may nevertheless be issued by the Corporation with the same effect as if the officer had not ceased to be such officer as of the date of its issue.

    SECTION 2. Lost Certificates. The Board of Directors may determine the conditions upon which a new certificate of shares may be issued in place of a certificate which is alleged to have been lost, destroyed or stolen. It may, in its discretion, require the owner of such certificate to give bond, with sufficient surety, to the Corporation to indemnify it against any loss or claim which may arise by reason of the issuance of a new certificate.

    SECTION 3. Record Dates; Closing of Transfer Books. The Board of Directors may fix, in advance, a date as the record date for the purpose of determining stockholders of any class entitled to notice of, or to vote at, any meeting of stockholders of any class of stockholders entitled to receive payment of any dividend or the allotment of any rights to that class or in order to make a determination of stockholders of any class for any other proper purpose. Such date in any case shall be not more than ninety days, and in case of a meeting of stockholders, not less than ten days, prior to the date on which the particular action, requiring such determination of stockholders, is to be taken.

    SECTION 4. Stock Ledger. The Corporation shall maintain at an office specified by the Board of Directors an original or duplicate stock ledger containing the names and addresses of all stockholders and the number of shares of each class held by each stockholder. Such stock ledger may be in written form or any other form capable of being converted into written form within a reasonable time for visual inspection.




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                                  ARTICLE VI.

                              Checks, Notes, Etc.

    All checks and drafts on the Corporation's bank accounts and all bills of exchange and promissory notes, and all acceptances, obligations and other instruments for the payment of money, shall be signed by such officer or officers, or agent or agents, as shall be thereunto authorized from time to time by the Board of Directors.

                                  ARTICLE VII.

                               Books and Records.

    The books of the Corporation other than the original or duplicate stock ledger may be kept at such place or places in or out of the State of Maryland as the Board of Directors may from time to time determine.

                                 ARTICLE VIII.

                                     Seal.

    The Board of Directors shall provide a suitable corporate seal, in such form and bearing such inscriptions as it may determine.

                                  ARTICLE IX.

                                  Fiscal Year.

    The fiscal year of the Corporation shall end on December 31 of each year, subject, however, to change from time to time by the Board of Directors.

                                   ARTICLE X.

                                   Custodian.

    All securities and funds of the Corporation shall be held by one or more custodians each of which shall be a bank or trust company provided any such custodian can be found ready and willing to act.

    The terms of custody of such securities and funds shall include provisions to the effect that the custodian shall deliver securities owned by the Corporation only (a) upon sales of such securities for the account of the Corporation and receipt by the custodian of payment therefor, (b) when such securities are called, redeemed or retired or otherwise become payable, (c) in exchange for or upon conversion into other securities alone or other securities and cash whether pursuant to any plan or merger, consolidation, reorganization, recapitalization or readjustment, or otherwise, (d) upon conversion of such securities pursuant to their terms into other securities,




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(e) upon exercise of subscription, purchase or other similar rights represented by such securities, (f) for the purpose of exchanging interim receipt or temporary securities for definitive securities, (g) for the purpose of redeeming in kind shares of the Corporation, (h) for loans of securities by the Corporation, or (i) for other proper corporate purposes.

    Such terms of custody shall also include provisions to the effect that the custodian shall deliver funds of the Corporation only (a) upon the purchase of securities for the portfolio of the Corporation and the delivery of such securities to the custodian, (b) for the repurchase or redemption of shares of the Corporation, (c) for the payment of dividends, taxes, advisory or administration fees or operating expenses, (d) for payments in connection with the conversion, exchange or surrender of securities owned by the Corporation,
(e) for payments in connection with the return of securities loaned by the Corporation or the reduction of cash collateral, or (f) for other proper corporate purposes.


    Upon the resignation or inability of any such custodian to serve, the Corporation shall (a) use its best efforts to obtain a successor custodian, (b) require the funds and securities of the Corporation held by the custodian to be delivered to the successor custodian, and (c) in the event that no successor custodian can be found, submit to the stockholders of the Corporation, before permitting delivery of such funds and securities to anyone other than a successor custodian, the question whether the Corporation shall be dissolved or shall function without a custodian; provided, however, that nothing herein contained shall prevent the termination of any agreement between the Corporation and any such custodian with respect to any Class of the Corporation's Shares (and with respect to the assets and liabilities belonging to such Class) by the affirmative vote of the holders of a majority of the outstanding shares of such Class or Classes (voting as a single class) entitled to vote.

    Such terms of custody shall further provide that, pending appointment of a successor custodian or a vote of the stockholders of the affected class or classes to function without a custodian, a custodian shall not deliver funds and other property of the Corporation to the Corporation, but may deliver them to a bank or trust company of its own selection as custodian for the Corporation to be held under terms similar to those under which they were held by the retiring custodian.

    Subject to such rules, regulations and orders as the Securities and Exchange Commission may adopt, the Corporation may authorize or direct a custodian to deposit all or any part of the securities owned by the Corporation in a system for the central handling of securities established by a national securities exchange or a national securities association registered with the Securities and Exchange Commission under the Securities Exchange Act of 1934, or such other person as may be permitted by the Commission, pursuant to which system all securities of any particular class or series of any issuer deposited within the system are treated as fungible and may be transferred or pledged by bookkeeping entry without physical delivery of such securities, provided that all such deposits shall be subject to withdrawal only upon the order of the custodian.

    The Corporation may also have such transfer agents and registrars of its shares as the Board of Directors shall from time to time determine. The Board of Directors may employ and fix the powers, rights, duties, responsibilities, privileges, immunities, and compensation of any such custodian, transfer agent, or registrar, subject, however, in the case of any such custodian, to the foregoing provisions of this paragraph.





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    As used herein, the term "receipt by the custodian of payment" shall include the receipt of (a) a certified or official bank check, (b) an advice that funds have been or will be credited to the account of the custodian at a clearing agency registered under the Securities Exchange Act of 1934, or (c) a bank wire from a correspondent bank of the custodian. As used herein, the term "delivery of such securities to the custodian" shall include the receipt of (a) securities in bearer form or in proper form for transfer, or (b) an advice that securities have been credited to the account of the custodian at a clearing agency registered under the Securities Exchange Act of 1934, or at the Federal Reserve Bank of New York.

    The Corporation may make such other arrangements for the custody of its assets (including deposit arrangements) as may be required by any applicable law, rule or regulation.

                                  ARTICLE XI.

                                  Amendments.

    The Board of Directors is authorized and empowered to make, alter or repeal the By-Laws of the Corporation, in any manner not inconsistent with the laws of the State of Maryland or the Articles of Incorporation of the Corporation.




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